Exhibit 10.1

Amendment No. 1 to the Relationship Agreement dated 1 July 2025

(hereinafter referred to as the “Amendment Agreement”)

dated	7. April 2026

between	Aebi Schmidt Holding AG
Schulstrasse 4, 8500 Frauenfeld, Switzerland
(the “Company”)

and	PCS Holding AG
Schulstrasse 4, 8500 Frauenfeld, Switzerland
(“PCS”)

and	Peter Spuhler
(“PS” and, together with PCS, the “PCS Parties”)

(the Company, PCS and PS each a “Party” and together the “Parties”)

Amendment No. 1 to the Relationship Agreement dated 1 July 2025, dated 7. April 2026

Recitals

	A)	On 1 July 2025, the Parties entered into a certain relationship agreement (the “Relationship Agreement”).

	B)	In connection with endeavours to the Company to make its governance more flexible, the Parties intend to amend certain provisions of the Relationship Agreement.

Now, therefore, the Parties hereby agree as follows:

1	Definitions

Except as set forth otherwise in this Amendment Agreement, capitalized terms used in this Amendment Agreement shall have the meaning assigned to them in the Relationship Agreement.

2	Changes to the Relationship Agreement dated 1 July 2025

2.1	Amendment to Section 2.02(a)

Section 2.02(a) of the Relationship Agreement shall be amended and replaced in its entirety as follows:

(a)
Subject to Applicable Law, the Parties agree that the Board shall consist of directors that (x) are appropriately skilled and experienced considering the needs of the Company and the Company’s status as a Swiss entity, and (y) otherwise comply with any best practices or guidelines contained in the GSC Charter. The Parties shall work in good faith with the chairman of the Governance and Sustainability Committee regarding the Company’s efforts to maintain an overall board composition, including in respect of any minority groups, that complies with any best practices or guidelines contained in the GSC Charter or issued by proxy advisory firms of recognized national standing. In no event will the size of the Board be less than eight during the period that PCS has director designation rights under this Agreement.

Amendment No. 1 to the Relationship Agreement dated 1 July 2025, dated 7. April 2026

2.2	Amendment to Section 2.02(b)

Section 2.02(b) of the Relationship Agreement shall be supplemented by adding the following paragraph at the end of section 2.02(b):

Notwithstanding the foregoing, if the Board is comprised of eight members, the number of PCS Nominated Directors that PCS shall have the right to designate for nomination pursuant to this Section shall be as follows:

	(aa)	if the 35% Condition is satisfied: three PCS Nominated Directors, none of whom shall need to be a PCS Independent Director;

	(bb)	if the 25% Condition is satisfied (but the 35% Condition is not satisfied): two PCS Nominated Directors, none of whom shall need to be a PCS Independent Director;

	(cc)	if the 15% Condition is satisfied (but the 25% Condition is not satisfied): two PCS Nominated Directors, none of whom shall need to be a PCS Independent Director; and

	(dd)	if the 12.5% Condition is satisfied (but the 15% Condition is not satisfied): one PCS Nominated Director who shall not need to be a PCS Independent Director.

Amendment No. 1 to the Relationship Agreement dated 1 July 2025, dated 7. April 2026

2.3	Amendment to Section 2.02(g)

Section 2.02(g) of the Relationship Agreement shall be amended and replaced in its entirety as follows:

(g)
The individual to be proposed to the shareholders’ meeting for election as the chairperson of the Board (“Chair”) shall, following nomination by the Governance and Sustainability Committee, be proposed and recommended to the shareholders by the Board. For the avoidance of doubt, the Board shall duly consider the nomination of the Chair by the Governance and Sustainability Committee and make such proposal and recommendation to the shareholders in its discretion. For so long as the 12.5% Condition is satisfied, before making any such nomination, the Governance and Sustainability Committee shall consult with PCS with respect to the identity of the Chair.

3	Miscellaneous

Except for the amendments to the Relationship Agreement set forth in this Amendment Agreement, the Relationship Agreement remains unchanged.

This Amendment Agreement shall come into effect on the date set forth on the cover page of this Amendment Agreement.

Article VII. (Miscellaneous) of the Relationship Agreement shall be incorporated into this Amendment Agreement by way of reference.

[Signatures on next page]

Amendment No. 1 to the Relationship Agreement dated 1 July 2025, dated 7. April 2026

This Agreement is made on the date set forth on the cover page of this Amendment Agreement.

Company:

Aebi Schmidt Holding AG

/s/ Barend Fruithof	/s/ Thomas Schenkirsh
Barend Fruithof	Thomas Schenkirsh
Group CEO	Chief Group Services

PCS Parties:

PCS Holding AG

/s/ Peter Spuhler
Peter Spuhler
Chairman of the Board

Peter Spuhler
/s/ Peter Spuhler